Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES CLOSING OF $300 MILLION NOTES OFFERING AND A NEW AND INCREASED $200 MILLION ABL REVOLVING CREDIT FACILITY

Columbus, Ohio, September 26, 2019 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced the closing of the private offering of $300 million in aggregate principal amount of 5.75% senior unsecured notes due February 1, 2028 (the “Notes”). In addition, the Company entered into a new and increased $200 million asset-based lending revolving credit facility (“New ABL Revolver”).

The $200 million New ABL Revolver matures on September 26, 2024 and replaces our prior $150 million ABL revolving credit facility. There is nothing currently drawn on the New ABL Revolver. Bank of America, N.A. served as Administrative Agent. KeyBank National Association and US Bank National Association served as the Syndication Agents and PNC Bank, National Association is also a lender.

Approximately $194 million of net proceeds from the sale of the Notes were used to repay a portion of the current borrowings under our Term Loan B credit facility, and the remainder will be used for general corporate purposes. The sale of the Notes, combined with the remaining balance under our Term Loan B, and increased availability under the New ABL Revolver staggers our debt maturities and provides us with significant financial flexibility and access to capital.

Additional details on the Notes offering and New ABL Revolver may be found in the Form 8-K to be filed with the Securities and Exchange Commission.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 175 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the intended use of proceeds from the Notes offering, the housing market, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2019. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and

“will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions, the material price environment, the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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